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                                                                    Exhibit 24.2

                               POWER OF ATTORNEY

     I, the undersigned director of Security First Technologies Corporation, hereby constitute and appoint James S. Mahan III and Robert F. Stockwell and each and either of them, my true and lawful attorneys-in-fact and agents, to do any and all acts and things in my name and on my behalf in my capacity as a director and to execute any and all instruments for me and in my name in the capacity indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and I hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.


       Signature                         Title
       ---------                         -----

/s/ JACKSON L. WILSON, JR.              Director
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Jackson L. Wilson, Jr.